SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 1998


                     HORIZON OFFSHORE, INC.
     (Exact name of registrant as specified in its charter)


Delaware                            0-23653                 76-0494934
(State or other jurisdiction  (Commission File Number)     (IRS Employer
    of incorporation)                                    Identification No.)


     2500 City West Boulevard,  Suite  2200, Houston, Texas 77042
          (Address of principal executive office)       (Zip Code)



                          (713) 361-2600
       (Registrant's telephone number, including area code)


                                N/A
   (Former name or former address, if changed since last report.)


Item 2.  Acquisition or Disposition of Assets

        On   December  4,  1997,  Horizon  Offshore,  Inc.   (the
"Company"), entered into an alliance agreement with Det Sondenfjelds-Norske Dampskibsselskab ASA ("DSND") pursuant to which, among other things, DSND agreed to sell the DSND Stephaniturm, a 230-foot North Sea class, dynamically positioned diving support vessel, to the Company. On April 15, 1998, the Company acquired the vessel from DSND for $17.5 million. The purchase price was determined through arm's length negotiations between the Company and DSND and was paid with a portion of the proceeds of the Company's initial public offering on April 1, 1998. The Company will charter the vessel to DSND for $3.0 million until August 31, 1998. As of April 15, 1998, DSND held 21.6% of the Company's outstanding common stock.


Item 7.  Financial Statements and Exhibits

(c)       Exhibits.

     10.1 Memorandum of Agreement between DSND Shipping AS and Horizon Vessels, Inc., dated as of December 4, 1997. Incorporated herein by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1,
          Registration    No.   333-43965   (the "Registration
          Statement").

     10.2 "Barecon  89"  Standard Bareboat Charter.  Incorporated
          herein   by   reference  to  Exhibit   10.12   to   the
          Registration Statement.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HORIZON OFFSHORE, INC.



                              By:     /s/  David W. Sharp
                                           David W. Sharp
                                    Executive Vice President and
                                      Chief Financial Officer

Dated:  April 29, 1998